INVESTMENT SUB-ADVISORY AGREEMENT
                        CNI CHARTER HIGH YIELD BOND FUND

           AGREEMENT made this 14th day of January, 2000, between City National Bank, a federally chartered bank and wholly-owned subsidiary of City National Corporation, a bank holding company organized under the laws of the State of Delaware (the "Adviser"), and Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Sub-Adviser").

           WHEREAS, CNI Charter Funds, a Delaware business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Adviser has entered into an Investment Management Agreement dated April ___, 1999 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the CNI Charter High Yield Bond Fund (the "Fund"), which is a series of the Trust; and

           WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide discretionary investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

           NOW, THEREFORE, the parties hereto agree as follows:

     1. DUTIES OF THE SUB-ADVISER. Subject to general supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage the investment of all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets") including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

          (a) The Sub-Adviser shall, in consultation with and subject to the direction, if any, of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

          (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the investment objectives, policies and restrictions with respect to the Fund set forth in the Trust's Declaration of Trust (as defined herein) and the Prospectus and with applicable instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable laws and regulations, as each is amended from time to time.

          (c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers, including the Sub-Adviser or affiliates thereof, in accordance with the policy with respect to brokerage set forth in the Fund's Prospectus or as the Trust's Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it reasonably deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser may exercise investment discretion. In accordance with such Section 28(e), the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund and the other accounts as to which the Sub-Adviser exercises investment discretion. It is recognized that the services provided by such brokers or dealers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients. In no instance, however, will any of the Fund's Assets be purchased from or sold to the Adviser, the Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (the "SEC") and the 1940 Act. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Sub-Adviser in a manner it reasonably considers to be fair and equitable and consistent with its fiduciary obligation to the Fund, and, if applicable, to other customers.

The Adviser acknowledges that, in order to comply with federal securities laws and related regulatory requirements, there may be periods when the Sub-Adviser will not be permitted to initiate or recommend certain types of transactions in the securities of issuers for which affiliates of the Sub-Adviser are performing investment banking services, and neither the Trust nor the Adviser will be advised of that fact. For example, during certain periods when affiliates of the Sub-Adviser are engaged in an underwriting or other distribution of a company's securities, the Sub-Adviser may be prohibited from purchasing or recommending the purchase of certain securities of that company for its clients. Similarly, the Sub-Adviser may on occasion be prohibited from selling or recommending the sale of securities of a company for which affiliates are providing investment banking services.

          (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7),
(9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Adviser or the Trust's Board of Trustees such periodic and special reports as the Adviser or the Trust's Board of Trustees may reasonably request.

The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 3la-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor Sub-Adviser upon the termination of this Agreement (or, if there is no successor Sub-Adviser, to the Adviser).

The Sub-Adviser shall keep confidential all records and other information relating to the Trust that are maintained by the Sub-Adviser, and will not use such records or information for purposes other than the performance of its duties hereunder. The Sub-Adviser will not disclose any of such records or other information without the consent of the Adviser or the Trust, unless such disclosure is required for the performance of the Sub-Adviser's duties hereunder or is required by applicable law. The Sub-Adviser acknowledges that the names "CNI Charter" and "CNI Charter Funds" are the property of the Adviser.

          (e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser.

          (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to other clients, as long as such services do not impair the services rendered to the Adviser or the Trust. The Sub-Adviser may give advice, and take action, with respect to any of its other clients that may differ from the advice given, or the timing or nature of actions taken, with respect to the Fund. The Sub-Adviser shall have no obligation to purchase or sell for the Fund, or to recommend for purchase or sale by the Fund, any securities that the Sub-Adviser, its principals, affiliates or employees may purchase or sell for themselves or for any other clients.

          (g) The Sub-Adviser shall promptly notify the Adviser of any financial or other condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

     2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance, with respect to the Fund, with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable laws and regulations, as each is amended from time to time.

     3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

          (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the State of Delaware (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

          (b) the By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

          (c) the Prospectus(es) of the Fund.

Copies of any amendments or supplements to any of the above documents will be furnished promptly to the Sub-Adviser.

     4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule which is attached hereto and made a part of this Agreement. The fee will be calculated based on the average daily net asset value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly.

     5. LIMITATION OF LIABILITY OF THE SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Adviser in connection with the performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act); or a loss resulting from willful misfeasance, bad faith or negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

The Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of any broker-dealer; provided, however, that the Sub-Adviser shall use reasonable care in its selection and use of broker-dealers in effecting transactions for the Fund. The Sub-Adviser shall have no obligation to seek to obtain any material non-public ("inside") information about any issuer of securities, nor to purchase or sell, or to recommend for purchase or sale, for the Fund the securities of any issuer on the basis of any such information as may come into its possession.

The Adviser acknowledges and agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of the Sub-Adviser.

     6. REPORTS. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office (addressed to the attention of the General Counsel) all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Trust or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof and not to use such material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Adviser agrees to use its best efforts to ensure that materials prepared by its agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph.

     7. PORTFOLIO COMPOSITION. The Adviser shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of the Assets and cash available for investment in the Fund and cash requirements (with respect to the redemption of Fund shares) and such other information as the parties may reasonably agree upon.

     8. EXPENSES. The Sub-Adviser shall bear its own expenses incurred in connection with its duties hereunder, including payment for compensation of and office space for its officers and employees engaged in providing services hereunder, but shall not be responsible for any expenses of the Adviser or the Trust.

     9. CUSTODY. The cash and assets of the Fund shall be held by First Union National Bank (the "Custodian"), which the Adviser hereby represents has agreed to act as custodian for the Fund. The Sub-Adviser shall at no time have custody or physical control of the Assets in the Fund. In addition, the Sub-Adviser shall not be liable for any act or omission of the Custodian. The Sub-Adviser shall give instructions to the Custodian in writing or orally (at the discretion of the Custodian) and confirmed in writing as soon as practicable thereafter. The Adviser shall instruct the Custodian to provide the SubAdviser with such periodic reports concerning the status of the Fund as the Sub-Adviser and the Adviser may agree from time to time. The Adviser shall provide the Sub-Adviser with a copy of the Fund's agreement with the Custodian and any modification thereto and will notify the Sub-Adviser in advance of a change in the Custodian.

     10. REPRESENTATIONS AND WARRANTIES. The Adviser represents and warrants to the Sub-Adviser that (a) the Adviser has the authority to act on behalf of the Trust and has and will continue to convey to the Sub-Adviser all relevant information regarding the Trust and the Fund including, but not limited to, any relevant investment restrictions of the Trust and the Fund; (b) this Agreement has been duly authorized, executed and delivered by the Adviser and constitutes its valid and binding obligation, enforceable in accordance with its terms; (c) no governmental authorizations, approvals, consents or filings are required in connection with the execution; delivery or performance of this Agreement by the Adviser, other than those that have been obtained or made; (d) the execution, delivery and performance of this Agreement by the Adviser will not violate or result in any default under the Adviser's constituent documents, any contract or other agreement to which the Adviser is a party or by which its assets may be bound or any statute or any rule, regulation or order of any government agency or body; (e) the Assets of the Fund do not and will not constitute assets of any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 or Section 4975(e) of the Internal Revenue Code of 1986 and this Agreement and the transactions contemplated hereby will not constitute an investment by a "benefit plan investor" within the meaning of DOL Reg. Section 2510.3-101; and (f) the Adviser has received a copy of Part 11 of the Sub-Adviser's current Form ADV as filed with the SEC.

The Sub-Adviser represents and warrants to the Adviser that (a) this Agreement has been duly authorized, executed and delivered by the Sub-Adviser and constitutes its valid and binding obligation, enforceable in accordance with its terms; (b) the Sub-Adviser is duly registered with the SEC as an investment adviser under the Investment Adviser Act of 1940, and no other governmental authorizations, approvals, consents or filings are required in connection with the execution, delivery or performance of this Agreement by the Sub-Adviser; and
(c) the execution, delivery and performance of this Agreement by the Sub-Adviser will not violate or result in any default under the Sub-Adviser's constituent documents, any contract or other agreement to which the Sub-Adviser is a party or by which its assets may be bound or any statute or any rule, regulation or order of any government agency or body.

     11. DIRECTIONS TO SUB-ADVISER. All directions by or on behalf of the Adviser to the Sub-Adviser shall be in writing signed by a director, officer or other duly authorized agent of the Adviser. The Sub-Adviser shall be fully protected in relying upon any direction signed in the appropriate manner with respect to any instruction, direction or approval of the Adviser.

The Sub-Adviser shall also be fully protected when acting upon any instrument, certificate or paper that the Sub-Adviser reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Sub-Adviser shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

     12. PROXIES, TENDER OFFERS, CLASS ACTIONS, ETC. Subject to any other written instructions of the Adviser, the Sub-Adviser is hereby appointed the Adviser's agent and attorney-in-fact on behalf of the Fund in its discretion to vote, tender or convert any of the Assets; to execute proxies, waivers, consents, account documentation, agreements, contracts, and other instruments with respect to the Assets; to endorse, transfer or deliver the Assets and to participate in or consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to the Assets. Notwithstanding the provisions of this Section 12, if the Sub-Adviser determines that it, or any of its affiliates, has an adverse or potentially adverse interest with respect to the vote or other requested action; the Sub-Adviser shall timely so inform the Adviser, which shall thereupon become responsible for the determination on such vote or other action.

     13. INDEMNIFICATION.

          (a) The Adviser shall indemnify, defend and hold harmless the Sub-Adviser, its officers, directors, employees, agents and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") (each such person referred to as a "Sub-Adviser Indemnified Party"), against any and all actual or alleged claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with this Agreement or the performance by the Adviser of its duties hereunder, provided, however, that the Adviser shall not be required to indemnify or otherwise hold any particular Sub-Adviser Indemnified Party harmless under this Section 13 where the claim against, or the loss, liability or damage experienced by the Sub-Adviser Indemnified Party is caused by or is otherwise directly related to such Sub-Adviser Indemnified Party's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

          (b) The Sub-Adviser shall indemnify, defend and hold harmless the Adviser, its officers, directors, employees, agents and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act (each such person referred to as a "Adviser Indemnified Party") from and against any and all actual or alleged claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold any particular Adviser Indemnified Party harmless under this Section 13 where the claim against, or the loss, liability or damage experienced by the Adviser Indemnified Party, is caused by or is otherwise directly related to such Adviser Indemnified Party's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

     14. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof.

This Agreement shall continue in effect for a period of two years from the date hereof, and thereafter shall continue in effect for successive annual periods provided that such continuance is specifically approved at least annually in conformance with the requirements of the 1940 Act. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not less than 60 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on not less than 60 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement between the Adviser and the Trust with respect to the Fund. As used in this Section 14, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

     15. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of California, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

     16. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, Rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     17. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the address set forth below, or at such other address as may be specified by the other party from time to time:

                  To the Adviser at:        City National Bank
                                            400 North Roxbury Drive
                                            7th Floor
                                            Beverly Hills, CA 90210
                                            Attention:  Division Manager,
                                            City National Investments

                  To the Sub-Adviser at:    Credit Suisse Asset Management, LLC
                                            153 East 53rd Street
                                            New York, NY 10022
                                            Attention:  General Counsel

     18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

     CITY NATIONAL BANK                      CREDIT SUISSE ASSET MANAGEMENT, LLC

     By:/s/ Vernon C.  Kozlen                By:/s/ Hal Liebes
        Name:  Vernon C.  Kozlen                    Name:  Hal Liebes
        Title:  Executive Vice President            Title:  General Counsel

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                               CITY NATIONAL BANK
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC

Pursuant to Article 4, the Adviser shall pay the Sub-Adviser compensation at the following annual rates:





                                                       Sub-Advisory Fee
                                                         (per annum)
                                                         -----------
On the first $35 million                                     0.50%

On amounts above $35 million                                 0.40%

                       CONSENT TO TRANSFER AND ASSUMPTION

     1. City National Bank ("Bank") hereby notifies Credit Suisse Asset Management, LLC, a Delaware limited liability company ("CSAM"), that it intends to transfer all of its rights and to delegate all of its obligations under the Investment Sub-Advisory Agreement between CSAM and the Bank, dated as of January 14, 2000 (the "Sub-Advisory Agreement"), to City National Asset Management, Inc., a California corporation and a wholly-owned subsidiary of Bank ("Adviser"), no later than May 12, 2001, in connection with the transition of Bank's mutual fund advisory business to Adviser (the "Transfer").

     2. CSAM hereby consents to the Transfer, subject to the execution of an Assumption Agreement between Bank and Adviser that requires (i) Adviser to assume all rights and obligations of Bank under the Sub-Advisory Agreement on and after the date of execution of such Assumption Agreement, and (ii) Bank to be financially responsible to CSAM for any default or breach of the Sub-Advisory Agreement by Adviser to the extent that such default or breach occurs on or after the date of execution of the Assumption Agreement.

     3. Except as provided herein, neither this Consent nor the Assumption Agreement shall alter or modify the terms or conditions of the Sub-Advisory Agreement.


CREDIT SUISSE ASSET MANAGEMENT,                             CITY NATIONAL BANK
LLC, a Delaware limited liability company
By:                                                         By:      /s/ Richard Weiss
         -----------------------------------------                   --------------------------------------------
Title:                                                      Title:   Senior Vice President
         -----------------------------------------                   --------------------------------------------
Date:                                                       Date:    5/21/01
         -----------------------------------------                   --------------------------------------------

                              ASSUMPTION AGREEMENT

          THIS ASSUMPTION AGREEMENT ("Agreement"), dated as of May 21, 2001, is made by and between City National Bank ("Bank") and City National Asset Management., a California corporation and a wholly-owned subsidiary of Bank ("Adviser"), with reference to the following Recitals.

          (a) Bank serves as the investment adviser to the CNI Charter Funds, a Delaware business trust (the "Trust"), pursuant to an Investment Management Agreement with the Trust dated as of April 1, 1999, as amended (the "Management Agreement"); and Bank has retained Credit Suisse Asset Management, LLC, a Delaware limited liability company ("CSAM"), to furnish investment sub-advisory services to the Trust's High Yield Bond Fund series (the "Fund") pursuant to an Investment Sub-Advisory Agreement between CSAM and the Bank, dated as of January 14, 2000 (the "Sub-Advisory Agreement");

          (b) Bank has agreed to transfer all of its rights and delegate all of its obligations under the Management Agreement to Adviser, as of the date fast set forth above, and Adviser has agreed from and after the time of the Transfer to assume all rights and obligations of Bank under the Management Agreement;

          (c) Bank has agreed to transfer all of its rights and delegate all of its obligations (the "Transfer") under the Sub-Advisory Agreement to Adviser, as of the date first set forth above, and Adviser has agreed from and after the time of the Transfer to assume all rights and obligations of Bank under the Sub-Advisory Agreement.

          NOW THEREFORE, in consideration of the terms and conditions of this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          (a) Subject to the following, Bank hereby transfers to Adviser all of Bank's right, title and interest in and to the Sub-Advisory Agreement.

          (b) Adviser hereby assumes and agrees to perform or to pay or discharge the obligations and liabilities of Bank described in the Sub-Advisory Agreement that are incurred or that accrue on or after the date of execution of this Agreement, and Bank agrees to be financially responsible to CSAM for any default or breach of the Sub-Advisory Agreement by Adviser to the extent that such default or breach occurs on or after the date of execution of this Agreement.

          (c) This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties. It is specifically intended that CSAM and the Trust-shall remain beneficiaries of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without reference to the conflicts of law principles of such state. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.


CITY NATIONAL ASSET MANAGEMENT, INC., a California         CITY NATIONAL BANK
corporation
By:      /s/ Richard Weiss                                 By:      /s/ Richard Weiss
         -----------------------------------------                  --------------------------------------------
Title:   President                                         Title:   Senior Vice President
         -----------------------------------------                  --------------------------------------------
Date:    May 17, 2001                                      Date:    May 17, 2001
         -----------------------------------------                  --------------------------------------------